UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2006

DADE BEHRING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50010	36-3989270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Deerfield Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 267-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2006, the Compensation Committee of the Board of Directors of Dade Behring Holdings, Inc. (the “Company”) established fiscal year 2007 performance criteria for the annual incentive program (the “Program”) for executive officers under the 2004 Incentive Compensation Plan.

Under the Program, each executive officer has been assigned a target bonus determined as a percentage of base salary. The target bonus for the Chief Executive Officer (“CEO”) is 120 percent of base salary, for the Chief Operating Officer, and for the Chief Strategy and Technology Officer is 80 percent of base salary and for each of the other executive officers is 75 percent of base salary. The Program will be funded (in the percentages indicated) with a maximum of $3,000,000 for the CEO, 1,500,000 Euros for Chief Operating Officer and $1,200,000 for each of the other executive officers upon achievement of the financial measures established for each of the following: Earnings Per Share (60%), Cash Flow (15%), ROIC (return on invested capital) (15%) and Revenue Growth (10%). Each financial measure funds independently from the others and the Program will be fully funded only if all four financial measures are achieved. Each financial measure is more particularly described in the 2007 Management Incentive Compensation Plan incorporated herein by reference. The calculation with respect to sixty percent of each potential bonus amount is based upon a comparison of actual performance for such financial measures to target objectives established for such financial measures. The award related to the remaining forty percent of the potential bonus is based upon individual performance as evaluated and determined by the Compensation Committee in the case of the CEO and as evaluated by the CEO and finally determined by the Compensation Committee in the case of each other executive officer. Bonus calculation will be adjusted, either increased or decreased, pursuant to the program criteria. The final bonus award will be based upon this calculation and this final bonus award may be adjusted, but not increased, at the discretion of the Compensation Committee.

Item 9.01. Exhibits.

(d)                                 Exhibits.

10.1                           Executive Officer 2007 Annual Incentive Program under the Dade Behring 2004 Incentive Compensation Plan

10.2                           2007 Management Incentive Compensation Plan (MICP)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DADE BEHRING HOLDINGS, INC.

December 15, 2006	By:	/s/ JOHN M. DUFFEY
John M. Duffey
Chief Financial Officer

EXHIBIT INDEX

Exhibits:
Exhibit 10.1	Executive Officer 2007 Annual Incentive Program under the Dade Behring 2004 Incentive Compensation Plan
Exhibit 10.2	2007 Management Incentive Compensation Plan